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                       SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 8, 1998
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                        AUTOMOTIVE PERFORMANCE GROUP, INC

             (Exact name of registrant as specified in its charter)

              Delaware                    0-23705
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   (State or other jurisdiction         (Commission           (IRS Employer
          of incorporation)             File Number)         Identification No.)


   1207 N. Miller Road   Tempe, Arizona                     85281
   (Address of principal executive offices)              (Zip Code)


                                 (602) 967-5990
               Registrant's telephone number, including area code
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                 Klein Engines and Competition Components, Inc.
         (Former name or former address, if changed since last report.)



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ITEM 5   Other Events

Successor Issuer

Effective April 6, 1998, Klein Engines and Competition Components, Inc., a Nevada Company, in order to effect a change of domicile merged into Klein Engines and Competition Components, Inc., a Delaware Company, and was extinguished.

Effective April 9, 1998, Klein Engines and Competition Components, Inc., a Delaware Company, was succeeded as an Issuer under the Exchange Act by Automotive Performance Group, Inc., a Delaware Company pursuant to an Agreement and Plan of Merger pursuant to Sec. 251(g) of the Delaware Corporate Code. Klein Engines and Competition Components, Inc., a Delaware Company, is now a wholly owned subsidiary of Automotive Performance Group, Inc., a Delaware Company, and all of the former shareholders of Klein Engines and Competition Components, Inc., a Delaware Company, are now shareholders of Automotive Performance Group, Inc., a Delaware Company.

Under Rule 12g-3 of the Exchange Act, the succeeding Companies, described above, as they are elective reporting companies, may make an election to be successor issuers and to assume the reporting status of Klein Engines and Competition Components, Inc., a Nevada Company.

Effective April 9, 1998, Automotive Performance Group, Inc. hereby assumed the status of successor to Klein Engines and Competition Components, Inc. for Exchange Act reporting purposes only.

Signed this 1st day of May, 1998 by:

{James R.Medley}
James R. Medley, Treasurer